UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
January 24, 2008

INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-25871 (Commission File Number)	77-0333710 (I.R.S. Employer Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 24, 2008, Godfrey Sullivan was appointed to the Board of Directors as a Class II director. Mr. Sullivan has been appointed to serve on the Board’s Compensation Committee.
Mr. Sullivan will participate in the non-employee director compensation arrangements described in Informatica’s 2007 proxy statement. Under the terms of those arrangements, Mr. Sullivan will receive, among other things, annual compensation of $35,000 for serving on the Board and an additional $10,000 for serving on the Compensation Committee, and an initial option to purchase 60,000 shares of Informatica’s common stock. The initial option vests as to one-third of the shares on the first anniversary of the grant date, with the remaining shares vesting in equal monthly installments thereafter. In addition, Mr. Sullivan has executed Informatica’s standard form of indemnification agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with Mr. Sullivan’s appointment to the Board, the Board approved an amendment to Section 3.1 of Article III of Informatica’s Bylaws increasing the number of directors from eight (8) to nine (9), effective as of January 24, 2008. The certificate of amendment to Informatica’s Bylaws is filed with this report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
3.1	Certificate of Amendment to Bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 28, 2008	INFORMATICA CORPORATION
	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Bylaws.